Exhibit (n)(i)

SCHEDULE A

Dated as of September 24, 2021

to

JOHCM FUNDS TRUST

Multiple Class Plan Pursuant to Rule 18f-3

Funds and Classes subject to this Plan

JOHCM Credit Income Fund	Advisor Class Investor Class Institutional Class Class Z

JOHCM Emerging Markets Opportunities Fund	Advisor Class Investor Class Institutional Class Class Z

JOHCM Emerging Markets Small Mid Cap Equity Fund	Advisor Class Investor Class Institutional Class Class Z

JOHCM Global Income Builder Fund	Advisor Class Investor Class Institutional Class Class Z

JOHCM Global Select Fund	Advisor Class Investor Class Institutional Class Class Z

JOHCM International Opportunities Fund	Advisor Class Investor Class Institutional Class Class Z

JOHCM International Select Fund	Investor Class Institutional Class Class Z

Regnan Global Equity Impact Solutions	Advisor Class Investor Class Institutional Class Class Z

TSW Emerging Markets Fund	Advisor Class Investor Class Institutional Class Class Z

TSW High Yield Bond Fund	Advisor Class Investor Class Institutional Class Class Z

TSW Large Cap Value Fund	Advisor Class Investor Class Institutional Class Class Z